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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

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                                    FORM 8-K


               CURRENT REPORT PURSUANT TO SECTION 13 OR 15(D) OF
                      THE SECURITIES EXCHANGE ACT OF 1934


                                  MAY 2, 1994
                Date of report (date of earliest event reported)


                          CABOT OIL & GAS CORPORATION
             (Exact name of registrant as specified in its charter)


DELAWARE                           1-10447                   04-3072771
(State or other jurisdiction       (Commission File          (I.R.S.Employer
incorporation)                     Number)                   Identification No.)

                    15375 MEMORIAL DRIVE, HOUSTON, TX. 77079
          (Address of principal executive offices, including Zip Code)

                                 (713) 589-4600
                         (Registrant's telephone number
                              including area code)
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ITEM 2. ACQUISITION OR DISPOSITION OF ASSETS.

     On May 2, 1994, Cabot Oil & Gas Corporation ("the Company") completed the merger between a Company subsidiary and Washington Energy Resources Company ("WERCO"), a wholly owned subsidiary of Washington Energy Company ('WECO"). The Company acquired the stock of WERCO in a tax-free exchange for total consideration of $168.7 million, subject to certain post-closing adjustments. WERCO's properties include certain oil and gas leasehold interests in the Green River basin of Wyoming and in South Texas, together with related real and personal property, and equipment. Excluded from the transactions are certain firm transportation, storage and other contractual arrangements of WERCO's marketing affiliate which were retained by WECO. The Company estimates WERCO's proved reserves at 191 billion cubic feet equivalent, of which 82% are natural gas. WERCO's current net daily production is 42 million cubic feet of natural gas, 290 barrels of natural gas liquids and 1,700 barrels of oil and condensate. WERCO produces from 376 wells (116 net) and operates 184 wells (87 net).

     As consideration, the Company issued 2,133,000 shares of its Class A common stock and 1,134,000 shares of a 6% convertible redeemable preferred stock ($50 per share stated value) to WECO in exchange for the capital stock of WERCO. The preferred stock is convertible into 1,972,174 shares of Class A common stock at $28.75 per share. In addition, the Company advanced cash to repay intercompany indebtedness. The intercompany debt of WERCO was $63.6 million, as adjusted, as of March 31, 1994. The Company borrowed the funds necessary to repay such intercompany indebtedness under its revolving credit facility.

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS

     (a)  Financial Statements of Businesses Acquired

          It is impracticable for the Company to provide the required financial statements at the date hereof. The Company will file the required financial statements as soon as possible, but no later than sixty days after May 17, 1994.

     (b)  Pro Forma Financial Information

          It is impossible for the Company to provide the required pro forma financial information at the date hereof. The Company will file the required pro forma financial information as soon as practicable, but no later than 60 days after May 17, 1994.




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     (c)  Exhibits

     Exhibit No.               DESCRIPTION
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     Exhibit 1                 Agreement of Merger dated February 25, 1994
                               among the Company, COG Acquisition Company,
                               WECO and WERCO (filed as an exhibit to the Company's Annual Report on Form 10-K for the year ended December 31, 1993.

     Exhibit 2 Amendment No. 1 to the Agreement of Merger dated as of May 2, 1994.





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                                   SIGNATURES

          Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                          CABOT OIL & GAS CORPORATION


DATE: MAY 11, 1994

                                          By: /s/ JOHN U. CLARKE
                                              John U. Clarke
                                              Executive Vice President and Chief
                                              Financial Officer





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